EXHIBIT 99.1

Item 6.	Selected Financial Data

HCA INC.
SELECTED FINANCIAL DATA
AS OF AND FOR THE YEARS ENDED DECEMBER 31
(Dollars in millions)

	2008	2007	2006	2005	2004

Summary of Operations:
Revenues	$28,374	$26,858	$25,477	$24,455	$23,502
Salaries and benefits	11,440	10,714	10,409	9,928	9,419
Supplies	4,620	4,395	4,322	4,126	3,901
Other operating expenses	4,554	4,241	4,056	4,034	3,769
Provision for doubtful accounts	3,409	3,130	2,660	2,358	2,669
Equity in earnings of affiliates	(223)	(206)	(197)	(221)	(194)
Gains on sales of investments	—	(8)	(243)	(53)	(56)
Depreciation and amortization	1,416	1,426	1,391	1,374	1,250
Interest expense	2,021	2,215	955	655	563
Gains on sales of facilities	(97)	(471)	(205)	(78)	—
Impairment of long-lived assets	64	24	24	—	12
Transaction costs	—	—	442	—	—

	27,204	25,460	23,614	22,123	21,333

Income before income taxes	1,170	1,398	1,863	2,332	2,169
Provision for income taxes	268	316	626	730	755

Net income	902	1,082	1,237	1,602	1,414
Net income attributable to noncontrolling interests	229	208	201	178	168

Net income attributable to HCA Inc.	$673	$874	$1,036	$1,424	$1,246

Financial Position:
Assets	$24,280	$24,025	$23,675	$22,225	$21,840
Working capital	2,391	2,356	2,502	1,320	1,509
Long-term debt, including amounts due within one year	26,989	27,308	28,408	10,475	10,530
Equity securities with contingent redemption rights	155	164	125	—	—
Noncontrolling interests	995	938	907	828	809
Stockholders’ (deficit) equity	(9,260)	(9,600)	(10,467)	5,691	5,216
Cash Flow Data:
Cash provided by operating activities	$1,990	$1,564	$1,988	$3,162	$3,013
Cash used in investing activities	(1,467)	(479)	(1,307)	(1,681)	(1,688)
Cash used in financing activities	(451)	(1,326)	(383)	(1,403)	(1,406)

	2008	2007	2006	2005	2004

Operating Data:
Number of hospitals at end of period(a)	158	161	166	175	182
Number of freestanding outpatient surgical centers at end of period(b)	97	99	98	87	84
Number of licensed beds at end of period(c)	38,504	38,405	39,354	41,265	41,852
Weighted average licensed beds(d)	38,422	39,065	40,653	41,902	41,997
Admissions(e)	1,541,800	1,552,700	1,610,100	1,647,800	1,659,200
Equivalent admissions(f)	2,363,600	2,352,400	2,416,700	2,476,600	2,454,000
Average length of stay (days)(g)	4.9	4.9	4.9	4.9	5.0
Average daily census(h)	20,795	21,049	21,688	22,225	22,493
Occupancy(i)	54%	54%	53%	53%	54%
Emergency room visits(j)	5,246,400	5,116,100	5,213,500	5,415,200	5,219,500
Outpatient surgeries(k)	797,400	804,900	820,900	836,600	834,800
Inpatient surgeries(l)	493,100	516,500	533,100	541,400	541,000
Days revenues in accounts receivable(m)	49	53	53	50	48
Gross patient revenues(n)	$102,843	$92,429	$84,913	$78,662	$71,279
Outpatient revenues as a % of patient revenues(o)	37%	37%	36%	36%	37%

(a)	Excludes eight facilities in 2008 and 2007 and seven facilities in 2006, 2005 and 2004 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(b)	Excludes eight facilities in 2008, nine facilities in 2007 and 2006, seven facilities in 2005 and eight facilities in 2004 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(c)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(d)	Weighted average licensed beds represents the average number of licensed beds, weighted based on periods owned.

(e)	Represents the total number of patients admitted to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(f)	Equivalent admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(g)	Represents the average number of days admitted patients stay in our hospitals.

(h)	Represents the average number of patients in our hospital beds each day.

(i)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(j)	Represents the number of patients treated in our emergency rooms.

(k)	Represents the number of surgeries performed on patients who were not admitted to our hospitals. Pain management and endoscopy procedures are not included in outpatient surgeries.

(l)	Represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management and endoscopy procedures are not included in inpatient surgeries.

(m)	Revenues per day is calculated by dividing the revenues for the period by the days in the period. Days revenues in accounts receivable is then calculated as accounts receivable, net of the allowance for doubtful accounts, at the end of the period divided by revenues per day.

(n)	Gross patient revenues are based upon our standard charge listing. Gross charges/revenues typically do not reflect what our hospital facilities are paid. Gross charges/revenues are reduced by contractual adjustments, discounts and charity care to determine reported revenues.

(o)	Represents the percentage of patient revenues related to patients who are not admitted to our hospitals.

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